Exhibit 10.1

FLOWSERVE CORPORATION

LIMITED WAIVER AND THIRD AMENDMENT TO FIRST AMENDED AND
RESTATED CREDIT AGREEMENT

               This LIMITED WAIVER AND THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is dated as of March 15, 2005 and entered into by and among Flowserve Corporation, a New York corporation (the “Company”), Flowserve France SAS (the “Subsidiary Borrower”), the Guarantors of the Company listed on the signature pages hereof (only for the purposes of Section 6), the financial institutions executing the Consent of Lender (the “Consent”) in the form of Exhibit A annexed hereto (each individually a “Lender” and collectively the “Lenders”), and Bank of America, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and is made with reference to that certain First Amended and Restated Credit Agreement dated as of May 2, 2002, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated as of June 30, 2003 and that certain Second Amendment to First Amended and Restated Credit Agreement dated as of June 24, 2004 (as so amended, the “Credit Agreement”), each by and among the Company, the Subsidiary Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and Credit Suisse First Boston, as syndication agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

RECITALS

               WHEREAS, pursuant to Sections 5.04(a) and 5.04(c) of the Credit Agreement the Company is required to deliver the audited financial statements, opinion and the accountants’ certificate referred to therein within 100 days after the end of each fiscal year;

               WHEREAS, the Company has requested that the Required Lenders waive compliance with such requirements under Sections 5.04(a) and 5.04(c) of the Credit Agreement with respect to the fiscal year ended December 31, 2004 until September 30, 2005 and any consequences resulting from such noncompliance during such period;

               WHEREAS, the Company and the Lenders desire to amend the Credit Agreement to (i) permit the Company to redeem, repurchase or otherwise acquire for consideration the Subordinated Notes, and (ii) amend the defined term New Subordinated Debt to include new senior unsecured debt;

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO CREDIT AGREEMENT

     A. Amendments to Definitions

     1. The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “‘Consolidated EBITDA’ shall mean, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary losses or extraordinary non-cash charges for such period, (v) the amount of premium payments made by Company or its Subsidiaries associated with the repurchase or prepayment of the Subordinated Notes from the proceeds of the Fall 2001 Equity Issuance and the amount of such premium payments and unamortized fees associated with any further repurchase or prepayment of the Subordinated Notes to the extent such repurchase or prepayment is permitted hereunder, (vi) integration and restructuring charges in connection with the IDP Transactions and taken with respect to periods ended on or prior to December 31, 2001, (vii) integration and restructuring charges in connection with the Acquisition and taken with respect to periods ended on or prior to June 30, 2004, in an aggregate amount not to exceed $40,000,000, and (viii) restructuring and integration charges taken with respect to periods beginning on July 1, 2003 and ended on or prior to December 31, 2004, in an aggregate amount not to exceed $15,000,000, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP; provided that in the case of the Company, Consolidated EBITDA shall be determined with reference to Schedule 1.01(d).”

     2. The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          “‘Consolidated Interest Expense’ shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) all interest, premium payments, fees, charges and related expenses payable by the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) (other than premium payments associated with the repurchase or prepayment of the Subordinated Notes from proceeds of the Fall 2001 Equity Issuance and premium payments and unamortized fees associated with any further repurchase or prepayment of the Subordinated Notes to the extent such repurchase or prepayment is permitted hereunder) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and payable in cash, (b) the portion of rent payable by the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and payable in cash and (c) all fees, discounts, premiums, expenses or similar amounts incurred by the Company or any of its Subsidiaries in connection with the Receivables Program for such period, including purchase discounts

(net of any loss reserves), purchase premiums, operating expense fees, structuring fees, collection agent fees, unutilized purchase limit fees and other similar fees and expenses.”

     3. The definition of “New Subordinated Debt” in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following defined term:

          “‘New Unsecured Debt’ means Indebtedness having the following characteristics: (i) the issuer shall be the Company and/or FFBV and such Indebtedness may be guaranteed by one or more of the Guarantors only, (ii) such Indebtedness shall be unsecured, (iii) if such Indebtedness is subordinated, such Indebtedness shall be subordinated in right of payment to the Obligations in a manner reasonably acceptable to the Administrative Agent, (iv) such Indebtedness shall not have any scheduled payment of principal, scheduled prepayment, scheduled mandatory redemption or sinking fund payment prior to December 31, 2009, (v) the Net Cash Proceeds of such Indebtedness shall be applied as required by Section 2.13(e), (vi) such Indebtedness shall not contain any provision prohibiting the creation or assumption of any Lien on any of the properties or assets of Company or its Subsidiaries, whether then owned or thereafter acquired, or prohibiting guaranties by Company or any of its Subsidiaries to secure payment of the Obligations or any agreement renewing, refinancing or extending the Obligations or this Agreement, (vii) the Company shall be in compliance with Sections 6.11, 6.12 and 6.13 on a pro forma basis after giving effect to the incurrence of such Indebtedness, (viii) other terms and conditions shall be no less favorable to the Company or its Subsidiaries or the Lenders in any material respect than the terms and conditions applicable to the Subordinated Notes, and (ix) such Indebtedness shall be issued pursuant to documentation reasonably satisfactory to the Administrative Agent.”

     4. The definition of “Total Debt” in Section 1.01 of the Credit Agreement is hereby amended deleting it in its entirety and substituting therefor the following defined term:

          “‘Total Debt’ shall mean, at any time, the total consolidated Indebtedness of the Company and the Subsidiaries at such time (excluding (a) Indebtedness under Section 6.01(k), and (b) Indebtedness of the type described in clause (i) of the definition of such term and under Section 6.01(l), except in each case to the extent of any unreimbursed drawings or payments thereunder).”

     B. Amendments to Article II – The Credits.

     1. Section 2.13(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Subject to paragraph (k) below, in the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from (i) the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01; provided that Net Cash Proceeds from the issuance of any New Unsecured Debt shall be applied to redeem, repurchase, prepay or otherwise acquire for consideration the Subordinated Notes

(including any premium payments) and any remaining Net Cash Proceeds shall be applied to prepay Term Loans in accordance with Section 2.13(h) ) or (ii) the establishment of the Receivables Program or any subsequent increase thereto, the Borrowers shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by a Loan Party or a subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(h).”

     C. Amendments to Article VI -Negative Covenants

     1. Section 6.01(o) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “(o) Indebtedness constituting New Unsecured Debt in an aggregate principal amount not to exceed $325,000,000 or its Dollar Equivalent; and”

     2. Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Engage at any time in any business or business activity other than the business currently conducted by the Company and the Subsidiaries and business activities reasonably incidental thereto, including any activities permitted hereunder, which, in the case of Finsub, shall be limited solely to performing its obligations under the Receivables Program Documentation and, in the case of FFBV, shall be limited solely to performing its obligations under the Subordinated Note Documents and the Loan Documents and any document pursuant to which the New Unsecured Debt is issued; provided, however, Company shall be entitled to create a wholly-owned subsidiary engaged solely in the business of providing the insurance coverage required under Section 5.02 hereof solely to the Company and the Subsidiaries, so long as such subsidiary is adequately capitalized to satisfy the requirements of Section 5.02 and investments therein do not exceed $1,000,000 in the aggregate (a “Captive Insurance Company”).”

     3. Section 6.09(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (except the redemption, repurchase or prepayment of the Subordinated Notes with the proceeds of the issuance of New Unsecured Debt), or (ii) pay in cash any amount in respect of any Indebtedness or preferred equity interests that may at the obligor’s option be paid in kind or in other securities; provided that the Borrower was permitted to repurchase and/or prepay the Subordinated Notes to the extent provided in the final proviso of Section 2.13(c) of the Original Credit Agreement.”

Section 2. WAIVER OF CERTAIN FINANCIAL REPORTING COVENANTS

          A. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company herein contained, the Lenders hereby waive any Default or Event of Default arising from any incorrect representation under the last sentence of Section 3.16 of the Credit Agreement on the First Amended and Restated Credit Agreement Closing Date.

          B. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company herein contained, the Lenders hereby temporarily waive (i) compliance with the requirement under Sections 5.04(a) and (c) of the Credit Agreement that the financial statements for the fiscal year ending December 31, 2004 delivered pursuant to Section 5.04(a) of the Credit Agreement are audited and accompanied by an opinion of an independent public accountant and a certificate of such accountant certifying matters set forth in Section 5.04(c) of the Credit Agreement, (ii) any consequences or further affirmative obligations of the Company under the Credit Agreement resulting from such noncompliance, and (iii) any Default or Event of Default arising from an event of default under any agreement or instrument evidencing or governing Material Indebtedness of the Company or any Subsidiary arising from the failure to provide similar financial information (or opinions or certifications thereof) or annual or quarterly public filings during or for the fiscal year ending December 31, 2004 or for the first three fiscal quarters of the fiscal year ending December 31, 2005; in each case, during the period from the Third Amendment Effective Date (as defined in Section 3) through and including the earlier to occur of (a) the date of delivery of audited financial statements for the fiscal year ending December 31, 2004 and accompanying accountant’s opinion and certificate in accordance with Sections 5.04(a) and (c) of the Credit Agreement to the Lenders, and (b) September 30, 2005; provided, however, all waivers and accommodations made to the Company in this Section 2B shall be rescinded and be null and void and of no force and effect upon the commencement by any holder of Material Indebtedness of the Company or any Subsidiary of any action exercising rights with respect to collateral or rights to accelerate arising from any default or event of default under any agreement or instrument evidencing or governing Material Indebtedness of the Company or any Subsidiary.

          C. The waivers set forth in Sections 2A and 2B (the “Waiver”) shall be limited precisely as written and relate solely to the noncompliance or temporary noncompliance, as the case may be, by the Company with the provisions of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

     1. constitute a waiver of compliance by the Company with respect to (i) Section 5.04 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

     2. prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

          D. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 3. CONDITIONS TO EFFECTIVENESS FOR WAIVER AND AMENDMENT

          Sections 1 and 2 of this Third Amendment shall become effective only upon satisfaction of all of the following conditions precedent (the date of such satisfaction being referred to herein as the “Third Amendment Effective Date”):

          A. On the Third Amendment Effective Date, (a) after giving effect to Sections 1 and 2 hereof, the representations and warranties contained in Section 4 hereof and in Article III of the Credit Agreement shall be true and correct as of such date, as though made on and as of such date; (b) after giving effect to Sections 1 and 2 hereof, no Default or Event of Default shall then exist; and (c) the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of Company confirming the foregoing;

          B. On or prior to the Third Amendment Effective Date, the Company shall deliver to the Lenders (or to the Administrative Agent for the Lenders) copies of this Third Amendment executed by each Loan Party;

          C. On or prior to the Third Amendment Effective Date, the Required Lenders shall have executed the Consent; and

          D. The Administrative Agent shall have received payment, for the account of each Lender that executes this Third Amendment on or before 5:00 p.m. Eastern Standard Time on March 15, 2005, of an amendment fee equal to 0.02% of the sum of such Lender’s Revolving Credit Commitment and the principal amount of Term Loans held by such Lender on the Third Amendment Effective Date.

Section 4. REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Third Amendment, after giving effect to Sections 1 and 2 hereof, the Company represents and warrants to each Lender that the following statements are true, correct and complete on and as of the Third Amendment Effective Date:

          A. Organization; Powers. The Company and each of the Subsidiaries (i) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where any such failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (ii) in the case of the Company and each Subsidiary that is a party hereto, has the power and authority to execute, deliver and perform its obligations under the Credit Agreement as amended by this Third Amendment (the “Amended Agreement”).

          B. Authorization. The Third Amendment (i) has been duly authorized by all requisite corporate, and, if required, stockholder, action on the part of the Company and each

Subsidiary that is a party hereto and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary (other than any Lien created under the First Amended and Restated Security Documents).

          C. Enforceability. This Third Amendment has been duly executed and delivered by each Loan Party which is a party hereto, and this Third Amendment and the Amended Agreement constitute a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

          D. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Third Amendment, and the performance by the Company of the Amended Agreement.

          E. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article III of the Credit Agreement are incorporated herein by this reference and are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Third Amendment that would constitute a Default or an Event of Default.

Section 5. MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

     1. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “First Amended and Restated Credit Agreement”, “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

     2. Except as specifically amended by this Third Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     3. The execution, delivery and performance of this Third Amendment shall not, except as expressly provided in Section 2, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 9.05 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Third Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

          C. Delivery of Financial Statements. The Company hereby agrees to provide within 100 days after the end of the fiscal year ending December 31, 2004, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of the fiscal year ending 2004 and the results of its operations and the operations of such Subsidiaries during such year, and a certificate of a Financial Officer opining on or certifying such statements and certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and, setting forth the Company’s calculation of Excess Cash Flow.

          D. Headings. Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

          E. Applicable Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          F. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 6. ACKNOWLEDGEMENT AND CONSENT BY CREDIT SUPPORT PARTIES

          A. Each of the Guarantors is a party to the First Amended and Restated Guarantee Agreement and certain of the First Amended and Restated Security Documents. The Guarantors are collectively referred to herein as the “Credit Support Parties,” and the First Amended and Restated Guarantee Agreement and the First Amended and Restated Security Documents are collectively referred to herein as the “Credit Support Documents.”

          B. Each Credit Support Party hereby acknowledges that it has read this Third Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Third Amendment, the obligations of each Guarantor under each Credit Support Document to which it is a party or otherwise bound shall not be impaired or affected and each Credit Support Document is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Third Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FLOWSERVE CORPORATION, as the Company

By	/s/ John M. Nanos

	Name:	John M. Nanos
	Title:	Assistant Secretary

FLOWSERVE FRANCE SAS, societe par actions simplifiee organized under the laws of France, as the Subsidiary Borrower

By	/s/ John M. Nanos

	Name:	John M. Nanos
	Title:	Director

FLOWSERVE US INC.
FLOWSERVE INTERNATIONAL, INC.
FLOWSERVE MANAGEMENT COMPANY
BW/IP-NEW MEXICO, INC.
FLOWSERVE INTERNATIONAL, LLC
INGERSOLL-DRESSER PUMP COMPANY
FLOWSERVE HOLDINGS, INC.
(for purposes of Section 6 only) as Credit Support Parties

By	/s/ John M. Nanos

	Name:	John M. Nanos
	Title:	Vice President

FLOWSERVE FINANCE B.V., (for purposes of Section 6 only) as a Credit Support Party

By	/s/ John M . Nanos

	Name:	John M. Nanos
	Title:	Managing Director

By	/s/ Adrianus H.G.M. Witters

	Name:	Adrianus H.G.M. Witters
	Title:	Managing Director

FLOWSERVE INTERNATIONAL LIMITED, (for purposes of Section 6 only) as Credit Support Party

By	/s/ John M. Nanos

	Name:	John M. Nanos
	Title:	Director

BANK OF AMERICA, N.A., individually and as the Administrative Agent, the Collateral Agent and the Swingline Lender

By	/s/ John Pocalyko

	Name:	John Pocalyko
	Title:	Senior Vice President

EXHIBIT A

CONSENT OF LENDER

     This Consent of Lender is delivered by the undersigned Lender with reference to that certain First Amended and Restated Credit Agreement dated as of May 2, 2002, as amended, among Flowserve Corporation, a New York corporation, Flowserve France SAS, societe par actions simplifiee organized under the laws of France, as the Subsidiary Borrower, the Lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and Collateral Agent, and Credit Suisse First Boston, as Syndication Agent. The undersigned Lender hereby consents to the Limited Waiver and Third Amendment to First Amended and Restated Credit Agreement dated as of ___, 2005.

[Name of Lender]

By:

Name:

Title: